UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 11, 2019
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 14 040 2290
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*    Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on October 30, 2019, Criteo S.A. (the “Company”) announced that Jean-Baptiste Rudelle, the Company’s former Chief Executive Officer and current Chairman of the Board of Directors (the “Board”), would step down as Chief Executive Officer, effective November 25, 2019, and that Mr. Rudelle would continue to serve as Chairman of the Board. On December 11, 2019, the Board approved a direct and indirect remuneration structure for Mr. Rudelle in his position as Chairman of the Board and through Rocabella, a company fully owned by Mr. Rudelle and members of his immediate family, which will provide certain advisory services to the Company (as described below), for an aggregate annual amount of €270,880, effective January 1, 2020.

Specifically, in his position as Chairman of the Board, Mr. Rudelle will receive annual remuneration of €135,440 effective January 1, 2020, subject to annual review by the Board. In addition, Mr. Rudelle will receive (i) insurance coverage, (ii) reimbursement of reasonable fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning related services in respect of his personal remuneration as Chairman of the Board and (iii) reimbursement of reasonable travel costs and other expenses incurred by him in performing his duties as Chairman of the Board, in accordance with applicable Company policies.

Additionally, on December 17, 2019, the Company entered into a consulting agreement (the "Agreement") with Rocabella, pursuant to which Rocabella exclusively through Mr. Rudelle, will provide corporate advisory and representation services to the Company for an annual fee of €135,440, excluding value-added tax, to be reviewed and approved annually by the Board. The Agreement will terminate upon the earlier of (i) three years from January 1, 2020 or (ii) the termination of Mr. Rudelle’s office as Chairman of the Board. Additionally, either party is permitted to terminate the Agreement on June 30 of each year, subject to one month’s prior notice. The Company intends to submit the Agreement to its shareholders for approval at the 2020 Annual General Meeting, in accordance with French law applicable to related-party agreements.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Consulting Agreement between the Company and Jean-Baptiste Rudelle, dated December 17, 2019.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: December 17, 2019	By:	/s/ Benoit Fouilland
	Name:	Benoit Fouilland
	Title:	Chief Financial Officer